EXHIBIT 99.1

Mid Penn Bancorp, Inc. Reports Second Quarter Earnings

MILLERSBURG, Pa., July 31, 2009 (GLOBE NEWSWIRE) -- Mid Penn Bancorp, Inc. ("Mid Penn") (Nasdaq:MPB), the parent company of Mid Penn Bank, today reported increased total assets, loans, and deposits for the second quarter of 2009, as well as second quarter earnings of $584,000, including per common share earnings of $0.17. Earnings for the second quarter of 2008 were $1,060,000, or $0.30 per common share. Through the first six months of 2009, Mid Penn's earnings were $669,000, or $0.19 per common share. During the same period in 2008, Mid Penn recorded earnings of $2,233,000, or $0.64 per common share.

                         2009 Financial Highlights
                         -------------------------
                (dollars in thousands, except per share data)

                 Year-to-Date Ended             Quarter Ended
                 ------------------          ------------------
           06/30/09   06/30/08  % Change  06/30/09  06/30/08 % Change
           --------   --------  --------  --------  -------- --------
 Total
  Assets   $579,416   $540,699       7.2%
 Total
  Deposits  442,574    402,550       9.9%
 Total
  Loans
  (net)     460,679    396,086      16.3%
 ---------------------------------------------------------------------
 Net
  Interest
  Income   $  8,687   $  8,348       4.1% $  4,731   $ 4,147     14.1%
 Net
  Income
  Avail-
  able
  to
  Common
  Stock-
  holders       669      2,233     -70.0%      584     1,060    -44.9%
 Diluted
  Earnings
  per
  Common
  Share        0.19       0.64     -70.3%     0.17      0.30    -43.3%
 Return
  on
  Equity       2.65%     11.12%    -76.2%     3.75%    10.56%   -64.5%

President's Statement

In commenting on the second quarter, President Ritrievi stated:

In these difficult times, we feel that the three most important analytics for a bank are earnings, asset quality and capital. The second quarter for Mid Penn was movement in the right direction on all three.

While our year-over-year earnings are disappointedly down, we are encouraged by the nice rebound we had from the difficult first quarter. Even though second quarter net income was adversely impacted by a special FDIC assessment of $265,000 and another significant loan loss provision, our earnings per common share increased from 2 cents in the first quarter of 2009 to 17 cents in the second quarter of 2009. A nice increase in net interest income led the way to establishing earnings that allowed for us to digest those unusual expenses. We are hopeful that the FDIC assessment will truly be a one-time event, and we are committed to making up that loss in earnings through prudent expense control throughout the remainder of the year.

Our second quarter loan loss provision of $479,000 was made primarily in consideration of the weak economy and the effect that might have on our loan portfolio. It was also made in consideration of another strong quarter of loan growth. As can be seen in this release, our asset quality numbers improved in the second quarter of 2009 versus both year-end and the same period a year ago. With a healthy loan loss provision for the first six months of 2009 and a controlled level of net charge-offs during that same time period, we now have a healthy loan loss allowance ratio of 1.42%.

By regulatory definition, Mid Penn Bank remains a well-capitalized company as depicted in the chart below. We are committed to remaining in that category through good decisions and good behaviors today and ongoing.

Last week, we proudly announced yet another quarterly dividend. This dividend of 16 cents per common share was based on our second quarter of 2009 performance summarized herein and will be payable in the third quarter of 2009. We are proud of our consistent dividend history and view it as a reward to our stockholders for their investment and loyalty.

Income Statement

                        Three months ended        Six months ended
                              June 30,                 June 30,
                      -----------------------  ------------------------
 (dollars in
 thousands,
 except per                              %                         %
 share data)            2009    2008   Change    2009    2008    Change
 ----------------------------------------------------------------------
 Net Interest Income  $ 4,731  $4,147   14.1%  $ 8,687  $ 8,348    4.1%
 Total Revenues         8,854   8,692    1.9%   17,360   17,665   -1.7%
 Total Operating
  Expenses              4,341   3,478   24.8%    8,209    6,925   18.5%
 Net Income
  Available
  to Common
  Stockholders            584   1,060  -44.9%      669    2,233  -70.0%
 Diluted Earnings
  per Common
  Share               $  0.17  $ 0.30  -43.3%  $  0.19  $  0.64  -70.3%
 ----------------------------------------------------------------------

Net income available to common stockholders was $584,000 for the second quarter of 2009, a decrease of $476,000, or 44.9%, from $1,060,000 for the second quarter of 2008. Year-to-date, net income available to common stockholders totaled $669,000 for 2009, a decrease of $1,564,000, or 70.0%, from $2,233,000 in 2008. Fully diluted earnings per common share for the second quarter were $0.17, a 43.3% decrease from the $0.30 recorded for the same period a year ago. Fully diluted earnings per common share during the first six months of 2009 were $0.19, a decrease of 70.3% from the $0.64 recorded during the same period in 2008.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2009 totaled $4,731,000, an increase of $584,000, or 14.1% from the $4,147,000 recorded a year ago. Net interest income for the first half of 2009 also increased from $8,348,000 in 2008 to $8,687,000, an increase of 4.1%. The improvement in net interest income was spurred by growth in average earning assets of 6.9% during the first half of 2009 coupled with a reduction in the average cost of funds from 3.40% during the first six months of 2008 to 2.98% during the first six months of 2009.

The net interest margin on a taxable-equivalent basis for the six months ended June 30, 2009 was 3.39%, down 8 basis points from 3.47% during the same period in 2008. Net interest margin was adversely impacted during the period by a decline in the average yield on earning assets, which slipped from 6.44% to 5.93% between the first six months of 2008 and 2009. This reduction was fueled by the decline in the prime lending rate and other market rates to which Mid Penn indexes its variable rate loans.

Noninterest Expenses

Noninterest expenses for the second quarter of 2009 were $4,341,000, up 24.8% over $3,478,000 for the second quarter of 2008. Noninterest expense for the six months ended June 30, 2009 were $8,209,000, an increase of 18.5% over $6,925,000 for the same period in 2008. The breakdown of noninterest expenses for the three months and six months ended June 30, 2009, and 2008, respectively, are shown in the following table:

                      Three months ended         Six months ended
                           June 30,                  June 30,
                  -------------------------  -------------------------
 (dollars in
  thousands)        2009    2008   % Change    2009    2008   % Change
 -----------      -------------------------  -------------------------
 Salaries and
  employee
  benefits        $ 2,021  $1,785     13.2%  $ 4,121 $ 3,597     14.6%
 Occupancy
  expense,
  net                 231     239     -3.3%      436     528    -17.4%
 Equipment
  expense             306     203     50.7%      544     426     27.7%
 Computer
  expense             120     111      8.1%      223     249    -10.4%
 PA bank shares
  tax expense         100      92      8.7%      201     184      9.2%
 FDIC assessment      395      21  1,781.0%      523      33  1,484.8%
 Legal and
  professional
  fees                215     176     22.2%      354     321     10.3%
 Director fees
  and benefits
  expense              66      90    -26.7%      143     168    -14.9%
 Marketing and
  advertising
  expense             266     103    158.3%      460     182    152.7%
 Loss on sale/
  write-down of
  foreclosed
  assets                4      --      0.0%       36      32     12.5%
 Other expenses       617     658     -6.2%    1,168   1,205     -3.1%
 -----------      -------------------------  -------------------------
 Total
  noninterest
  expense         $ 4,341 $ 3,478     24.8%  $ 8,209 $ 6,925     18.5%
 ---------------------------------------------------------------------

The increase in expenses in 2009 over 2008 was driven by four primary factors. The first is the dramatic increase in the FDIC assessment. In addition to an increase in the ordinary assessment levied on financial institutions, the FDIC enacted a special assessment as of June 30, 2009. This special assessment was $265,000 at Mid Penn, and is reflected in our second quarter financial statements. The second major area of impact is in the area of salaries and employee benefits. These increases are the result of selectively adding talented employees to enhance Mid Penn's infrastructure and better serve our expanding customer base. The third expense area of note is marketing and advertising expense. Mid Penn invested significant dollars in the first six months of 2009 to increase core deposits in response to specific funding opportunities. One promotion, late in the first quarter, was aimed at retaining or replacing maturing time deposits with core deposits. The second promotion was the sponsorship of the annual Fourth of July Fireworks celebration in Millersburg along with an associated drive to capture new core deposit accounts. The final area of impact was the opening in April 2009 of Mid Penn's new operations facility in Halifax. This project increased equipment expense, primarily depreciation costs, and fulfills much needed space enhancements for current and future growth.

Balance Sheet

                                        June 30,
                               -------------------------
 (dollars in thousands)           2009            2008        % Change
 ---------------------------------------------------------------------
 Total Assets                  $ 579,416       $ 540,699          7.2%
 Total Loans (net)               460,679         396,086         16.3%
 Total Deposits                  442,574         402,550          9.9%
 Total Core Deposits             339,334         289,654         17.2%
 ---------------------------------------------------------------------

Strong balance sheet growth continued throughout the first half of 2009. Loans increased 16.3% since June of 2008, spurred by credit-worthy business borrowers who were impacted by credit restrictions at regional or national financial institutions. Core deposit growth was robust as depositors exited the stock market for the safety and stability of insured deposit products.

Asset Quality

Mid Penn's asset quality ratios are highlighted below:

                                                Quarter Ended
                                    ----------------------------------
                                    June 30,       Dec. 31,   June 30,
                                     2009            2008       2008
 ---------------------------------------------------------------------
 Nonperforming assets to
  period-end loans and
  other real estate                   1.09%          1.30%       1.44%
 Net loan charge-offs/average
  total loans (annualized)            0.13%          0.13%       0.01%
 Loan loss allowance/
  gross loans                         1.42%          1.27%       1.25%
 Nonperforming loan coverage        158.16%        132.20%      95.30%
 ---------------------------------------------------------------------

Nonperforming assets and loans past due 90 days at June 30, 2009 totaled $6,197,000, or 1.33% of total loans, as compared to $7,540,000, or 1.73% of total loans, at December 31, 2008 and $6,742,000, or 1.68% of total loans one year ago. Mid Penn's provision for loan and lease losses was $479,000 for the second quarter of 2009, compared to $155,000 during the second quarter of 2008. For the six months ended June 30, 2009, the provision for loan and lease losses was $1,412,000 compared to $255,000 for the first half of 2008. The increase in the provision for loan and lease losses for the quarter is a result of Mid Penn's loan growth of approximately $66,000,000 over the past twelve months and continued weakness in the overall economy.

Total net charge-offs for the three months ended June 30, 2009 were $174,000, versus a net recovery of $1,000 for the same period in 2008. Total net charge-offs were $287,000 for the first six months of 2009, compared to $21,000 for the first six months of 2008.

Capital

The Bank's capital ratios at June 30, 2009 were as follows:

                                                 Regulatory Guidelines
                             Mid Penn Bank         "Well Capitalized"
                         ---------------------   ---------------------
       Leverage Ratio           8.47%                     5.00%
       Tier 1                  10.38%                     6.00%
       Total Capital           11.63%                    10.00%
       ---------------------------------------------------------------

Stockholders' equity at June 30, 2009, totaled $50,149,000, an increase of $9,631,000, or 23.7% over June 30, 2008. The increase in stockholder's equity is the result of the $10,000,000 received under the Treasury Department's Capital Purchase Program for strong well-capitalized banks.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mid Penn to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipate," "intend," "plan," "believe," "estimate," and similar expressions are intended to identify such forward-looking statements.

Mid Penn's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

 * the effects of future economic conditions on Mid Penn and the
   Bank's customers;
 * the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
 * governmental monetary and fiscal policies, as well as legislative and regulatory changes;
 * the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the
   Financial Accounting Standards Board and other accounting
   standard setters;
 * the risks of changes in interest rates on the level and
   composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
 * the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the
   Internet;
 * technological changes;
 * acquisitions and integration of acquired businesses;
 * the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
 * acts of war or terrorism; and
 * disruption of credit and equity markets.

All written or oral forward-looking statements attributable to Mid Penn are expressly qualified in their entirety by these cautionary statements.

The Mid Penn Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6428

CONTACT:  Mid Penn Bancorp, Inc.
          Rory G. Ritrievi, President, Chief Executive Officer
          Kevin W. Laudenslager, Vice President, Treasurer
          (717) 692-2133
          349 Union Street
          Millersburg, PA  17061